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                        AMENDED AND RESTATED TERM NOTE      EXHIBIT 10.11(a)(3)


$17,625,000                                                  New York, New York

                                                              December 23, 1991


        FOR VALUE RECEIVED, LARIZZA INDUSTRIES, INC., an Ohio corporation (the "Borrower"), hereby promises to pay to the order of OPPENHEIMER & CO., INC. (the "Bank"), for the account of its Lending Office (as defined in the Agreement referred to below), in lawful money of the United States of America in immediately available funds, at the office of Bankers Trust Company (the "Agent") located at One Bankers Trust Plaza, New York, New York 10006 on the Final Maturity Date (as defined in the Agreement), the principal sum of SEVENTEEN MILLION SIX HUNDRED TWENTY FIVE THOUSAND DOLLARS ($17,625,000) or, if less, the unpaid principal of all Term Loans (as defined in the Agreement) of the Bank under the Agreement.

        The Borrower promises also to pay interest on the unpaid principal amount of each Term Loan in like money at said office from the date hereof until paid at the rates and at the times provided in the Agreement.

        This Note is one of the Term Notes referred to in the Amended and Restated Credit Agreement, dated as of January 18, 1989, and amended and restated as of December 23, 1991, among the Borrower, the Bank, the other financial institutions party thereto and the Agent (as from time to time in effect, the "Agreement") and is entitled to the benefits thereof. This Note is guaranteed pursuant to the Guaranty (as defined in the Agreement) and secured by the Security Documents (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary and mandatory prepayment, in whole or in part.

        In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.
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        The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

        This Note shall be construed in accordance with and be governed by the law of the State of New York.

                                         LARIZZA INDUSTRIES, INC.



                                         By  /s/ Terrence C. Seikel
                                             Title:  CFO